Exhibit 99.1

Determine Announces 2nd Quarter Fiscal Year 2018 Financial Results

Accelerating new customer wins and expanding adoption of the Determine Cloud Platform builds increased business momentum.

CARMEL, IN – November 9, 2017 – Determine, Inc. (NASDAQ: DTRM), a pioneering leader in global Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) Cloud Platform solutions, announced financial results for its second quarter ended September 30, 2017.

Q2 FY18 GAAP Financial Highlights:

●

GAAP revenue was $6.9 million in Q2 FY2018, compared to $7.0 million in Q1 FY2018, representing a 1.4% decrease quarter-over-quarter, and compared to $6.6 million in Q2 FY2017, representing a 4.6% increase year-over-year.

●	GAAP gross profit percentage was 49.8% in Q2 FY2018, compared to 52.7% in Q1 FY2018, and 47.7% in Q2 FY2017.
●	Deferred revenues decreased to $9.0 million in Q2 FY2018 from $9.9 million in Q1 FY2018.
●

GAAP net loss was $2.7 million, or $0.18 per share, in Q2 FY2018, compared to $2.1 million, or $0.17 per share, in Q1 FY2018, representing an additional loss of $0.01 per share quarter-over-quarter; in Q2 FY2017 the GAAP net loss was $3.2 million, or $0.28 per share.

(in thousands, except per share amounts)
GAAP Financial Measures	Q2	Q1	Q2	Change		Change	Six Months
	FY 2018	FY 2018	FY 2017	Q/Q		Y/Y	FY 2018'	FY 2017'	Change Y/Y
Revenue - total	$6,888	$6,988	$6,584	(1.4%	)	4.6%	$13,876	$13,076	6.1%
Revenue - recurring	$5,545	$5,300	$5,145	4.6%		7.8%	$10,845	$10,213	6.2%
Revenue - non-recurring	$1,343	$1,688	$1,439	(20.4%	)	(6.7% )	$3,031	$2,863	5.9%
Gross profit - total	$3,432	$3,685	$3,138	(6.9%	)	9.4%	$7,117	$6,524	9.1%
Gross profit - recurring	$3,371	$3,514	$3,442	(4.1%	)	(2.1% )	$6,885	$6,905	(0.3% )
Gross profit/ (loss) - non-recurring	$61	$171	$(304)	(64.3%	)	120.1%	$232	$(381)	160.9%
Gross margin - total	49.8%	52.7%	47.7%	(2.9 pts)		2.1 pts	51.3%	49.9%	1.4 pts
Gross margin - recurring	60.8%	66.3%	66.9%	(5.5 pts)		(6.1 pts)	63.5%	67.6%	(4.1 pts)
Gross margin - non recurring	4.5%	10.1%	(21.1% )	(5.6 pts)		25.6 pts	7.7%	(13.3% )	21.0 pts
Net loss	$(2,671)	$(2,110)	$(3,207)	26.6%		(16.7% )	$(4,781)	$(5,550)	(13.9% )
EPS	$(0.18)	$(0.17)	$(0.28)	$(0.01)		$0.10	$(0.35)	$(0.48)	$0.13

Q2 FY18 Non-GAAP Financial Highlights:

●

Non-GAAP revenue was $6.9 million in Q2 FY2018, compared to $7.0 million in Q1 FY2018, representing a 1.4% decrease quarter-over-quarter, and compared to $6.6 million in Q2 FY2017, representing a 4.6% increase year-over-year.

●	Non-GAAP gross profit percentage was 54.9% in Q2 FY2018, compared to 57.3% in Q1 FY2018, and 52.5% in Q2 FY2017.
●

Non-GAAP net loss was $1.5 million, or $0.10 per share, in Q2 FY2018, compared to a net loss of $1.0 million, or $0.08 per share, in Q1 FY2018, representing a $0.02 additional loss per share quarter-over-quarter. Q2 FY2017 had a non-GAAP net loss of $2.0 million, or $0.17 per share, representing a $0.07 improvement per share year-over-year.

●	Billings increased 3.8% to $6.0 million in Q2 FY2018 from $5.8 million in Q2 FY2017. Billings, a non-GAAP measure, are defined as revenue plus the change in deferred revenues.
●	Non-GAAP EBITDA was a $0.6 million loss in Q2 FY2018, compared to a loss of $1.2 million in Q2 FY2017, representing an improvement of $0.6 million year-over-year.

(in thousands, except per share amounts)
Non-GAAP Financial Measures	Q2	Q1	Q2	Change		Change	Six Months
	FY 2018	FY 2018	FY 2017	Q/Q		Y/Y	FY 2018'	FY 2017'	Change Y/Y
Revenue - total	$6,888	$6,988	$6,584	(1.4%	)	4.6%	$13,876	$13,084	6.1%
Revenue - recurring	$5,545	$5,300	$5,145	4.6%		7.8%	$10,845	$10,221	6.1%
Revenue - non-recurring	$1,343	$1,688	$1,439	(20.4%	)	(6.7% )	$3,031	$2,863	5.9%
Gross profit - total	$3,784	$4,003	$3,459	(5.5%	)	9.4%	$7,787	$7,171	8.6%
Gross profit - recurring	$3,675	$3,813	$3,709	(3.6%	)	(0.9% )	$7,489	$7,448	0.6%
Gross profit/( loss) - non-recurring	$109	$190	$(250)	(42.6%	)	143.6%	$298	$(277)	207.6%
Gross margin - total	54.9%	57.3%	52.5%	(2.4 pts)		2.4 pts	56.1%	54.8%	1.3 pts
Gross margin - recurring	66.3%	71.9%	72.1%	(5.6 pts)		(5.8 pts)	69.1%	72.9%	(3.8 pts)
Gross margin - non recurring	8.1%	11.3%	(17.4% )	(3.2 pts)		25.5 pts	9.8%	(9.7% )	19.5 pts
Net loss	$(1,506)	$(952)	$(1,959)	58.2%		(23.1% )	$(2,458)	$(3,244)	(24.2% )
EPS	$(0.10)	$(0.08)	$(0.17)	$(0.02)		$0.07	$(0.18)	$(0.28)	$0.10
Billings	$5,991	$6,772	$5,770	(11.5%	)	3.8%	$12,763	$12,050	5.9%

“I’m pleased to report that almost 100% of the company’s second quarter annualized bookings were delivered on the Determine Cloud Platform. With an especially strong showing in the cloud computing, healthcare and retail verticals, our pioneering source-to-pay and enterprise contract management technology continues to drive increasing momentum and share in the marketplace. Determine is firmly focused on the future, and the team has begun to strategically deploy resources from the prior quarter’s capital raise. Our goal is simple: To immediately impact lead generation through enhanced marketing resources and capabilities — both online and offline — and further increase our growing global sales footprint. We are already seeing strong results, and I look forward to sharing those in future quarters.”

 — Patrick Stakenas, President and CEO, Determine, Inc.

Q2 FY18 Determine Business Highlights:

●

Annualized Bookings: In Q2 FY2018, the revenue team delivered approximately $1,025,000 in annualized bookings. Cloud computing, healthcare and retail were particularly strong industry verticals, with 100% of new customer logos delivered on the Determine Cloud Platform.

●

Determine, Inc. Increases Size of Board of Directors Appointing Two Industry Veterans – Steve Sovik and Bill Angeloni: Bill Angeloni has over twenty-five years of senior industry leadership and management consulting experience. As an executive at FreeMarkets — one of the companies that created this space — and a founder of four companies, two in procurement technology and consulting, he is known for driving operational excellence and performance improvement. Steve Sovik’s many years of experience include senior executive positions in Sales and Revenue at Tipalti, Oracle Corporation, SupportSoft Inc., Siebel Systems and Coupa, specializing in ERP, supply chain management, and CRM solutions. Under his leadership, Coupa achieved rapid revenue growth and recognition on both Deloitte’s Technology Fast 500™ and the Inc. 5000 America’s Fastest-Growing Private Companies lists.

●

Gérard Dahan Joins Determine, Inc. as Chief Marketing Officer and SVP of EMEA: Gérard Dahan has been named to the newly created position of Chief Marketing Officer and Senior Vice President of EMEA at Determine, adding 25 years of executive experience in the Procurement Solutions industry to senior leadership ranks, including sales management, business development and strategic marketing with global technology and services companies including Ivalua, BravoSolution, Ariba, Intel and IBM.

●

Determine, Inc. Promotes Kevin Grande to General Counsel: Determine promoted Kevin Grande to General Counsel to lead Determine’s legal operations, provide strategic advice to management, set internal governance policies and manage the impact of external factors, and identify proactive solutions that will eliminate or mitigate risks to the company.

●

Determine, Inc. Invited to Present at the 6th Annual Liolios Gateway Conference: The 2017 Gateway Conference invited Determine’s Chief Executive Officer and President, Patrick Stakenas, to present during the conference, in addition to hosting, one-on-one meetings will be held throughout the event.

●

Determine, Inc. Dominates Deliverability Category in the PayStream 2017 Contract Lifecycle Management (CLM) Navigator: Contract Management on the Determine Cloud Platform achieved the highest ranking in the Deliverability category in the PayStream 2017 Contract Lifecycle Management (CLM) Navigator - a major accomplishment.

●

Determine Recognized in Multiple Categories in the Gartner Hype Cycle for Procurement and Sourcing Solutions, 2017: Determine Cloud Platform was included in four categories across the newest Gartner Hype Cycle for Procurement and Sourcing Solutions, 2017, for seamlessly integrating people, processes and data across the wider source-to-pay (S2P) continuum. Categories include Project P2P Solutions, Source-to-Settle Solutions, Procure-to-Pay Suites and Contract Lifecycle Management.

●

Q2 FY2018 Customer Announcements:  During Q2 FY2018, Determine announced new customer accounts in the US and Europe across its Determine Cloud Platform Source-to-Pay and Enterprise Contract Lifecycle Management solutions, in key verticals including financial, retail and consumer real estate, among others.

o

Monoprix Adopts Determine Procurement for Ease of Use and Implementation Speed: The leader in city-center shopping, with locations in over 250 cities in France, deployed integrated Procurement on the Determine Cloud Platform to leverage the agility, flexibility, simplicity and ease of use, which are its hallmarks.

o

Leading European Vending and Coffee Services Provider Selecta TMP AG Signs Multi-Year Renewal: The leading European self-serve retailer inked a multi-year commitment with Determine for the Smartsource® Suite — Source to Contract, Supplier Management and Analytics — to assist in the company’s rapid expansion across markets in Europe following their recent acquisition of Pelican B.V.

o

Determine, Inc. and Customer Alliant Credit Union to Present at ProcureCon Indirect West: Along with a booth presence, Determine hosted a General Session presentation with customer Alliant Credit Union, What Comes First: The Process or The Tool? followed by a roundtable discussion on the topic later the same day.

●

Determine Continues Thought Leadership: In Q2 FY2018, Determine continued to provide meaningful educational resources to inform our customers and prospects on the ever-changing Source-to-Pay and Enterprise Contract Lifecycle Management landscape:

o

Determine, Protiviti and SIG Host Webinar – Third Party Risk Management Efforts 101: Aligning Supplier Onboarding to Contract Onboarding: Determine and partner Protiviti explored the risk potential posed by third parties – suppliers, vendors and other services providers – along with the how’s and why’s of managing risk by connecting the dots between suppliers, procurement and contracts.

o

Determine SolutionWise Product Demo Webinars – Budget Management Aligned with Procure to Pay and Transformation 102: CLM+SIM: Live product demos provided deep-dive exploration of how the modular solutions on the Determine Cloud Platform provide the increasingly critical alignment of specific areas, including budget management and contract compliance to improve spend; and contract management with supplier management to mitigate 3rd-party risk.

Conference Call and Webcast Thursday, November 9, 2017 at 5:00 PM (Eastern Time)

Participant Dial-In Numbers:

Toll-Free: 1-855-327-6837

Toll/International: 1-631-891-4304

Participant Webcast Link: http://public.viavid.com/index.php?id=127046

Replay Dial-In Information:

Toll-Free: 1-844-512-2921

Toll/International: 1-412-317-6671

From:  11/09/17 at 8:00 pm Eastern Time

To:   11/16/17 at 11:59 pm Eastern Time

Replay Pin Number:  10003754

Related: http://investor.determine.com

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP revenue is due to the impact of revaluing the deferred revenue balances acquired from primarily b-pack as required by GAAP purchase accounting.

The difference between GAAP and non-GAAP gross profit is the difference in GAAP versus non-GAAP revenues as well as the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Annualized Bookings are an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Supporting Resources

Determine blog

Determine on LinkedIn

Determine on Twitter

Determine Resources

Inducement Grants

Determine also announced today that Gérard Dahan, the Company’s recently appointed Chief Marketing Officer and Senior Vice President of EMEA, was granted (i) 20,000 performance-based restricted stock units and (ii) a non-qualified stock option to purchase 200,000 shares of Determine’s Common Stock effective November 14, 2017.  The RSUs will vest based upon achievement of certain sales pipeline metrics for Determine’s 2018 fiscal year.  The non-qualified options will have an exercise price per share equal to the closing price of Determine’s common stock on NASDAQ on November 14, 2017.  The options have a 10-year term and vest over a 48-month period, with 25 percent of the option shares vesting after completion of 12 months of continuous service to Determine, and the remaining option shares vesting in equal monthly installments over the following 36 months of continuous service to Determine.  The grant was made as an inducement that was a material component of Mr. Dahan’s compensation and subsequent acceptance of employment with the company and was granted as an employment inducement award pursuant to NASDAQ Listing Rule 5635(c)(4) approved by the members of the independent compensation committee of the board of directors of Determine.

About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. The Determine Cloud Platform provides procurement, legal and finance professionals analytics of their supplier, contract and financial performance. Our technologies empower customers to drive new revenue, identify savings, improve compliance and mitigate risk.

The Determine Cloud Platform seamlessly integrates with major ERP or third-party systems such as SAP, Oracle, Sage, QAD and Microsoft. Modular solutions can be configured to add more as needed to provide additional value beyond spend management. Our unified master database and business process approach empower users at every level to make more informed and smarter decisions.

For more information, please visit: www.determine.com.

Contact

Media Relations:

Mike Mitchell

Determine, Inc.

+1.650.532.1590

pr@determine.com

Determine, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues:
Recurring revenues	$5,545	$5,145	$10,845	$10,213
Non-recurring revenues	1,343	1,439	3,031	2,863
Total revenues	6,888	6,584	13,876	13,076

Cost of revenues:
Cost of recurring revenues	2,174	1,703	3,960	3,308
Cost of non-recurring revenues	1,282	1,743	2,799	3,244
Total cost of revenues	3,456	3,446	6,759	6,552

Gross profit:
Recurring gross profit	3,371	3,442	6,885	6,905
Non-recurring profit (loss)	61	(304)	232	(381)
Total gross profit	3,432	3,138	7,117	6,524

Operating expenses:
Research and development	1,008	1,056	2,074	2,002
Sales and marketing	2,694	2,767	5,190	5,570
General and administrative	1,805	1,912	3,877	3,671
Total operating expenses	5,507	5,735	11,141	11,243

Loss from operations	(2,075)	(2,597)	(4,024)	(4,719)

Other expense, net	(568)	(637)	(746)	(927)
Net loss before income tax	(2,643)	(3,234)	(4,770)	(5,646)

(Provision for) benefit from income taxes	(28)	39	(11)	108
Consolidated net loss	(2,671)	(3,195)	(4,781)	(5,538)

Net loss attributable to non-conrolling interest	-	(12)	-	(12)
Net loss attributable to Determine, Inc.	$(2,671)	$(3,207)	$(4,781)	$(5,550)

Basic and diluted net loss per share	$(0.18)	$(0.28)	$(0.35)	$(0.48)

Determine, Inc.
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Reconciliation of total revenue:
U.S. GAAP as reported	$6,888	$6,584	$13,876	$13,076
Adjustments:
Deferred revenue adjustment	-	-	-	8
Non-GAAP revenue	$6,888	$6,584	$13,876	$13,084

Reconciliation of gross profit:
U.S. GAAP as reported	$3,432	$3,138	$7,117	$6,524
Adjustments:
Deferred revenue adjustment	-	-	-	8
Amortizaton of acquisition	260	253	511	507
Stock based compensation	92	67	121	131
Severance	-	1	38	1
Non-GAAP gross profit	$3,784	$3,459	$7,787	$7,171

Reconciliation to non-GAAP net loss:
Net loss attributable to Determine, Inc.	$(2,671)	$(3,207)	$(4,781)	$(5,550)
Stock-based compensation expense	621	708	1,206	1,236
Deferred revenue adjustment	-	-	-	8
Amortization on intangibles	542	533	1,074	1,068
Benefit for income taxes	-	-	-	(13)
Severance costs	2	7	43	7
Non-GAAP net loss	$(1,506)	$(1,959)	$(2,458)	$(3,244)

Non-GAAP basic and diluted net loss per share	$(0.10)	$(0.17)	$(0.18)	$(0.28)

Weighted average shares outstanding for basic and diluted net loss per share	14,784	11,508	13,545	11,466

Determine, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Consolidated net loss	$(2,671)	$(3,195)	$(4,781)	$(5,538)
Foreign currency translation adjustments, net	460	13	771	(13)
Other comprehensive income	103	-	(11)	-
Comprehensive loss	(2,108)	(3,182)	(4,021)	(5,551)
Less: Net loss attributable to non-controlling interest	-	(12)	-	(12)
Comprehensive loss attributable to Determine, Inc.	$(2,108)	$(3,194)	$(4,021)	$(5,563)

Determine, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	March 31,
	2017	2017
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$11,761	$9,429
Accounts receivable, net	6,788	7,042
Restricted cash	27	34
Prepaid expenses and other current assets	1,420	1,553
Total current assets	19,996	18,058

Property and equipment, net	79	85
Capitalized software development costs, net	2,754	2,341
Goodwill	15,143	14,448
Other intangibles, net	4,977	5,860
Other assets	1,211	1,599
Total assets	$44,160	$42,391

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$11,970	$11,861
Accounts payable	2,206	2,478
Accrued payroll and related liabilities	1,949	1,729
Other accrued liabilities	2,229	2,042
Deferred revenue	8,954	10,070
Income tax payable	33	23
COFACE loan	77	174
Total current liabilities	27,418	28,377

Long-term deferred revenue	13	10
Convertible note, net of debt discount	7,051	7,599
Other long-term liabilities	1,306	1,306
Total liabilities	35,788	37,292

Total stockholders' equity	8,372	5,099
Total liabilities and stockholders' equity	$44,160	$42,391

Determine, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	September 30,	September 30,
	2017	2016

Operating activities
Net loss	$(4,781)	$(5,538)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,993	1,656
Stock-based compensation expense	1,206	1,237
Interest expense paid in kind as convertible note debt	394	-
Accrued restructuring costs	-	(403)
Income tax expense (benefit)	11	(108)
Loss on fixed asset disposal	2	-
Unrealized currency translation gains	(357)	-
Changes in assets and liabilities:
Accounts receivable, net	254	1,051
Prepaid expenses and other current assets	133	211
Other assets	571	122
Accounts payable	(272)	(174)
Accrued payroll and related liabilities	220	22
Other accrued liabilities and other long-term liabilities	187	7
Deferred revenue	(1,113)	(1,026)
Net cash used in operating activities	(1,552)	(2,943)

Investing activities
Purchase of property and equipment	(17)	(28)
Capitalized software development costs, net	(1,162)	(762)
Net cash used in investing activities	(1,179)	(790)

Financing activities
Proceeds from issuance of stock, net of issuance costs	4,911	-
Net employee withholding taxes paid	(43)	86
Issuance of common stock under employee stock plan	73	80
Credit facility borrowing	17,002	3,000
Credit facility payment	(16,893)	(1,139)
Repayment of loan	(97)	(113)
Proceeds from exercise of stock options	1	-
Issuance of convertible note, net of debt issuance costs	-	287
Net cash provided by financing activities	4,954	2,201

Effect of exchange rate changes on cash	109	140

Net increase (decrease) in cash and cash equivalents	2,332	(1,392)
Cash and cash equivalents at beginning of the period	9,429	9,418
Cash and cash equivalents at end of the period	$11,761	$8,026

Determine, Inc.
Billings Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Total revenues	$6,888	$6,584	$13,876	$13,076
Deferred revenue:
End of period	8,967	9,340	8,967	9,340
Beginning of period	9,864	10,154	10,080	10,366
Change in deferred revenue	(897)	(814)	(1,113)	(1,026)
Total billings (total revenues plus the change in deferred revenue)	$5,991	$5,770	$12,763	$12,050

Determine, Inc.
Non-GAAP EBITDA Reconciliation
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Reconciliation to non-GAAP EBITDA net loss:
Non-GAAP net loss	$(1,506)	$(1,959)	$(2,458)	$(3,244)
Interest	453	472	893	838
Depreciation	424	339	771	569
Income tax expense (benefit)	27	(27)	10	(97)
Non-GAAP EBITDA net loss	$(602)	$(1,175)	$(784)	$(1,934)